Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

In connection with the Quarterly Report of PharmAthene, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Charles A. Reinhart III, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles A. Reinhart III
Charles A. Reinhart III
Chief Financial Officer
August 13, 2010